Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL IS SATISFACTORY TO THE COMPANY, THAT THE NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.

                                                           nStor Technologies, Inc.
                                                            (a Delaware corporation)

                                                             8% Promissory Note

Amount: $1,800,000                                                                            Dated: October 23, 2003
                                                                                                             Carlsbad, California

nSTOR TECHNOLOGIES, INC. ("Company"), for value received, hereby promises to pay on April 30, 2004 (“Maturity”) to Cenvill Recreation, Inc. or to its order or to such persons as Cenvill Recreation, Inc.may designate from time to time ("Holder") in lawful money of the United States of America, upon the Holder's presentation and surrender of this 8% Promissory Note ("Note") at the principal office of the Company: (i) the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000) and (ii) interest on the amount outstanding at the rate of eight percent (8%) per annum.

This Note evidences a commitment by the Holder to advance the sum of One Million Eight Hundred Thousand Dollars ($1,800,000) to the Company on a revolving line of credit basis.  Within the limits and subject to the terms and conditions hereof, the Company may borrow, repay and reborrow under the revolving line of credit evidenced by this Note and all shall be subject to the terms and conditions of this Note.

            This Note is secured by shares of common stock of Stonehouse Technologies, Inc. pursuant to that certain Stock Pledge Agreement of even date herewith between the Company and the Holder.

At the option of the Company, any payment by the Company required hereunder may be made by check mailed to the Holder at the last address for the Holder appearing on the records of the Company.  This Note may be prepaid, in whole or part without penalty, at any time after the date hereof.

             1. No Avoidance.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, nor shall the Holder, by any action, avoid or seek to avoid the performance of any of the provisions of this Note.

             2. Application of Payments.  All payments received shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest then due, then to principal, except that after the occurrence and during the continuation of an Event of Default pursuant to Section 4 of this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

             3. No Waiver.  The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay.  The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder's right to require full payment when due of all future or succeeding installments.

             4. Events of Default.  In the event that the Company: (i) fails to make any payment of principal or interest hereunder when due and such default shall continue for ten (10) days after written notice thereof has been delivered to the Company; (ii) files a petition or is subject to proceedings for protection under any bankruptcy, receivership, reorganization or insolvency laws; (iii) makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (iv) has a trustee or receiver appointed for the Company, its assets or a substantial portion of its assets; (v) is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; or (vi) fails to observe any of the covenants or agreements on the part of the Company contained in this Note continuing (without being waived or cured) for a period of fifteen (15) days after receipt from Holder of written notice of such failure (unless the issue of whether such failure has been cured is being contested in good faith by the Company); then the Holder may, by written notice to the Company, declare the outstanding principal amount of this Note to be immediately due and payable, whereupon the outstanding principal amount hereof along with any accrued but unpaid interest shall become and be immediately due and payable without presentment, demand, protest or notice of any kind and the Holder shall have all rights and remedies provided under this Note and the Stock Pledge Agreement.

             5. Transferability.  This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities law and may not be pledged, sold, assigned or transferred until a registration statement with respect thereto is effective under the Act and any applicable state securities law, or the Company receives an opinion of counsel to the Holder, which counsel is satisfactory to the Company, that the Note may be pledged, sold, assigned or transferred without an effective registration statement under the Act or applicable state securities law.

             6. Registration.

                         a.         The Holder, by his acceptance of this Note, acknowledges that it is aware that this Note has not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction.

                         b.         The Holder warrants and represents to the Company that it has acquired this Note for investment and not with a view to, or for sale in connection with, any distribution of this Note or with any intention of distributing or selling this Note.

             7. Severability.  In case any provision of this Note is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             8. Choice of Law; Venue and Jurisdiction; Legal Proceedings.  This Note shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of law principles, and the sole jurisdiction and venue for any claim, suit, or proceeding brought in connection with this Note shall be Palm Beach County, Florida.  In any suit, action or proceeding arising out of or in connection with this Note, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith.

             9. Business Day.  If any interest payment date or the Maturity date under this Note shall not be a business day in the State of California, payment may be made on the next succeeding day that is a business day in the State of California, and shall be deemed hereunder as made on such interest payment date or maturity date, notwithstanding any other provisions contained in this Note.

             10. Notices.  Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed first class, postage-paid, addressed (i) if to the Company, to the Company's business office in the State of California, and (ii) if to the Holder, at the last address for the Holder listed on the records of the Company.

             11. Modification.  This Note represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior agreements between the parties.  The terms and provisions of this Note cannot be modified or amended orally or by course of dealing or conduct, or in any other manner, except in a writing signed by the party against whom enforcement is sought.

             12. Binding Effect.  This Note shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

             13. Compliance With Law.  It is the responsibility of the Holder to ensure that all payments received by the Holder comply with all tax, securities and other applicable laws, rules, and regulations of all applicable authorities, and to provide the Company with any written consents or other documents necessary for compliance with such laws, rules and regulations.  It is the responsibility of the Company to pay any documentary stamp, governmental, agency or any other type of tax upon this Note or upon the indebtedness evidenced hereby when due (other than federal, state or local income tax imposed upon the Holder).

[Signature Page Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer and its corporate seal to be affixed hereto, as of this 23rd day of October 2003.

                                                                         nSTOR TECHNOLOGIES, INC.,

                                                                         a Delaware corporation
                                                                         By: /s/ Thomas L. Gruber
                                                                         Its:  Acting President and Chief
                                                                         Financial Officer